BAUM & COMPANY, P.A.
                        1515 University Drive, Suite 226
                          Coral Springs, Florida 33071
                                  954-752-1712



January 19, 2007

Securities and Exchange Commission
Washington, D.C.  20549

Re: W -Candy, Inc.

We have read the statements that W-Candy, Inc. (the "Registrant") has made in its Form 8-K dated January 19, 2007 regarding changes in the Registrant's auditors. We agree with the statements made therein.

/s/ Baum & Company, P.A.
Baum & Company, P.A.